Exhibit 10.1

FIRST AMENDMENT TO THE
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
2024 OMNIBUS INCENTIVE COMPENSATION PLAN

This Amendment (the “Amendment”) to the Rocky Mountain Chocolate Factory, Inc. 2024 Omnibus Incentive Compensation Plan (the “2024 Plan”) is adopted as of August 3, 2026.

RECITALS

WHEREAS, the 2024 Plan originally reserved 600,000 shares for issuance pursuant to Awards;

WHEREAS, as of the date of this Amendment, a portion of the original 600,000 shares have been issued or are subject to outstanding Awards under the 2024 Plan, and a portion remain available for future grant;

WHEREAS, the Company desires to increase the number of shares available for issuance under the 2024 Plan by an additional 530,000 shares;

Amendment to Section 4.1 Number of Shares Available for Grants.

Section 4.1 of the 2024 Plan is hereby amended to increase the aggregate number of shares reserved for issuance under the 2024 Plan by 530,000 shares, irrespective of the number of shares that have previously been issued or remain available under the 2024 Plan as of the date hereof.

Accordingly, the first sentence of Section 4.1 is amended and restated as follows:

“Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery in connection with Awards under the Plan shall be 1,130,000 shares, plus (ii) that number of Shares remaining available for issuance as of the Effective Date under the Prior Plan (that is, Shares not subject to outstanding awards under the Prior Plan nor delivered from the Shares reserved under the Prior Plan), plus (iii) that number of Shares subject to awards granted under the Prior Plan that are outstanding as of the Effective Date and which become available in accordance with the provisions below after stockholder approval of the Plan.”

Except as expressly set forth herein, the 2024 Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company has adopted this Amendment as of the date first written above.